SECOND AMENDMENT TO AMENDED AND
                     RESTATED CREDIT AND SECURITY AGREEMENT

                  This Amendment, dated as of November __, 1997, is made by and between THE LAMAUR CORPORATION, a Delaware corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

                  The Borrower and the Lender have entered into an Amended and Restated Credit and Security Agreement dated as of May 16, 1997, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of August 13, 1997 (as amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

                  The Borrower is in default of various obligations under the Credit Agreement as set forth in a letter from the Borrower to the Lender dated November 6, 1997.

                  The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

                  1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending the following definitions:

                  "'Borrowing Base' means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of

                  (a)      the Commitment, or

                  (b)      the sum of

                           (i)      80% of Eligible Accounts, plus

                           (ii) the lesser of (A) the sum of (1) 60% of Eligible Finished Goods Inventory, plus (2) 50% of Eligible Raw Materials Inventory, plus (3) the lesser of (I) 35% of Eligible Carton Inventory or (II) $200,000, or (B) $7,500,000, plus

                           (iii) the lesser of (A) 100% of the (i) the purchase price of any United States Treasury Securities with an initial maturity date of not greater than 90 days held from time to time in the Investment Account and (ii) the cash held in the Investment Account , or (B) $6,000,000, less

                           (iv)     $1,000,000."

                  "First GE Funds" means the funds in the form of 7 day GE commercial paper in the principal amount of $600,000, with a maturity date of November 17, 1997, maintained by the Borrower at Bank of America.

                  "'Revolving Loan Floating Rate' means an annual rate equal to the sum of the Base Rate plus one and one-half percent (1.50%), which Revolving Loan Floating Rate shall change when and as the Base Rate Changes."

                  "'Second Amendment' means that certain Second Amendment to Amended and Restated Credit and Security Agreement, dated as of November __, 1997, by and between the Borrower and Lender."

                  "'Second Amendment Effective Date' means the date on which all of the items listed in paragraph 7 of the Second Amendment are satisfied in full."

                  "Second GE Funds" means the funds in the form of 14 day GE commercial paper in the principal amount of $2,585,000 with a maturity date of November 19, 1997, maintained by the Borrower at Bank of America.

                  "'Term Loan Floating Rate' means an annual rate equal to the sum of the Base Rate plus one and three-quarters percent (1.75%) which Term Loan Floating Rate shall change when and as the Base Rate Changes."

                  2. Additional Events of Default. Section 8.1 of the Credit Agreement is amended by adding the following subsections:

                           (r) The Borrower shall fail to transfer to the Investment Account the First GE Funds by wire transfer posted to the Investment Account by the end of the day on November 18, 1997.

                           (s) The Borrower shall fail to transfer to the Investment Account the Second GE Funds by wire transfer posted to the Investment Account by the end of the day on November 20, 1997.

                  3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

                  4. Transfer of the First GE Funds and the Second GE Funds. The Borrower agrees to transfer the First GE Funds to the Investment Account by wire transfer on or before November 18, 1997, and the Borrower agrees to transfer the Second GE Funds to the Investment Account on or before November 20, 1997.

                  5. Acknowledgment of Implementation of Default Rate. The Borrower hereby acknowledges that (i) it was in default of certain provisions of the Credit Agreement (the Defaults as defined in Section 5 of the Second Amendment) and (ii) as a result of the Defaults, the Lender may, at its discretion, implement the Default Rate as of July 1, 1997. The Lender hereby elects to implement the Default Rate for the period from July 1, 1997 through the Second Amendment Effective Date (the "Default Period"). The incremental difference between (i) the interest that would have been charged had the Default Rate been in effect during the Default Period and (ii) the interest that was charged during the Default Period, shall be due and payable to the Lender on the Second Amendment Effective Date.

                  6. Waiver of Defaults. The Borrower is in default of the following provisions of the Credit Agreement (collectively, the "Defaults"):

--------------------------- ------------- ----------------- ------------------

Section/Covenant                Date          Required           Actual
--------------------------- ------------- ----------------- ------------------
--------------------------- ------------- ----------------- ------------------
ss. 6.13 Minimum Book Net
Worth Plus Subordinated
         Debt                 7/31/97       $28,120,000        $26,994,000
--------------------------- ------------- ----------------- ------------------
--------------------------- ------------- ----------------- ------------------

                              8/31/97       $28,490,000        $24,954,000
--------------------------- ------------- ----------------- ------------------
--------------------------- ------------- ----------------- ------------------

                              9/30/97       $29,050,000        $22,702,000
--------------------------- ------------- ----------------- ------------------
--------------------------- ------------- ----------------- ------------------

ss. 6.14 Maximum Leverage
        Ratio                 7/31/97       1.30 to 1.00      1.46 to 1.00
--------------------------- ------------- ----------------- ------------------
--------------------------- ------------- ----------------- ------------------

                              8/31/97       1.30 to 1.00      1.71 to 1.00
--------------------------- ------------- ----------------- ------------------
--------------------------- ------------- ----------------- ------------------

                              9/30/97       1.30 to 1.00      1.88 to 1.00
--------------------------- ------------- ----------------- ------------------
--------------------------- ------------- ----------------- ------------------

ss. 6.15 Minimum Net Income   7/31/97       ($1,900,000)      ($3,411,000)
--------------------------- ------------- ----------------- ------------------
--------------------------- ------------- ----------------- ------------------

                              8/31/97       ($1,510,000)      ($5,420,000)
--------------------------- ------------- ----------------- ------------------
--------------------------- ------------- ----------------- ------------------

                              9/30/97        ($900,000)       ($7,632,000)
--------------------------- ------------- ----------------- ------------------

Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Defaults. If the Borrower fails to transfer either the First GE Funds or the Second GE Funds to the Investment Account pursuant to paragraph 5 above, the waiver set forth in this paragraph 6 will be null and void, and the Lender shall have all of its rights, and persevere all of its remedies, as if the waiver set forth in this paragraph 6 had never been granted. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

                  7. Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 6 hereof, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                  (a) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's Secretary dated as of May 16, 1997 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's Secretary dated as of May 16, 1997, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

                  8.   Representations  and  Warranties.   The  Borrower  hereby
represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the  representations  and  warranties  contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                  9. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

                  10. No Other Waiver. Except as set forth in Paragraph 6 hereof, the execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

                  11. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                  12. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses[ and the fee required under paragraph 6 hereof].

                  13. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



THE LAMAUR CORPORATION.                     NORWEST BUSINESS CREDIT, INC.



By _________________________________        By _________________________________
     John D. Hellmann                           Brian F. Fitzpatrick
     Its Vice President                         Its Vice President